Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made as of March 6, 2020 (the “Effective Date”), by and between FAT Brands Inc., a Delaware corporation (the “Parent”), and FAT Brands Royalty I, LLC, a Delaware limited liability company (the “Issuer”, and together with Parent, the “Parties” and each a “Party”). Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Indenture (as defined below).

RECITALS

WHEREAS, Parent is the sole legal and beneficial owner of the outstanding equity interests (the “Ownership Interests”) of each of the companies (the “Subsidiaries”) listed on Exhibit A hereto;

WHEREAS, the Issuer has entered into the Base Indenture, dated as of the Closing Date, with the Trustee (together with the Series Supplements thereto, and as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), pursuant to which the Issuer intends to issue the Series 2020-1 Class A-2 Notes and the Series 2020-1 Class B-2 Notes (the “Notes”), and may issue additional series of notes from time to time on the terms described therein;

WHEREAS, in connection with the transactions contemplated by the Indenture, Parent desires to contribute and transfer to Issuer (the “Contribution”), and Issuer desires to accept from Parent, all of the Ownership Interests as of the Effective Date in exchange for a 100% membership interest in Issuer (the “Issuer Equity Interest”), and Issuer desires to issue the Issuer Equity Interest to Parent, as set forth herein;

WHEREAS, immediately after the Contribution, Issuer will own, and the Ownership Interests will constitute, 100 percent of the outstanding equity interests in each of the Subsidiaries; and

WHEREAS, the contribution of the Ownership Interests to the Issuer is intended to be effected on a tax-free basis pursuant to Section 721 of the Code (and any comparable provisions of applicable state or local tax laws).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Contribution. Effective upon the Effective Date and immediately prior to the transactions contemplated by the Indenture, Parent hereby contributes, assigns, transfers, conveys and delivers to Issuer without recourse (except as specifically provided herein), and Issuer hereby accepts, all right, title and interest in the Ownership Interests held by Parent in each of the Subsidiaries in exchange for the Issuer Equity Interest. In furtherance of the Contribution, the Parties agree to execute and deliver, and they will each cause their respective representatives and affiliates to execute and deliver, such stock powers, assignments and other instruments of transfer, conveyance and assignment as, and to the extent, necessary or convenient to evidence the transfer, conveyance and assignment of the Ownership Interests to Issuer.

1

2. Contribution Value. The value assigned to the Ownership Interests (the “Contribution Value”) shall be in a dollar amount equal to the fair market value of such Ownership Interests as determined from time to time by Parent and Issuer. The Issuer Equity Interest constitutes reasonably equivalent value and fair consideration for the Ownership Interests. Each of Parent and Issuer hereby agrees that the fair market value of the Ownership Interests as of the Effective Date shall not be less than the aggregate principal amount of Notes issued under the Indenture immediately following the Effective Date, which Contribution Value will be credited to the capital account of Parent in Issuer.

3. Further Assurances. Each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws and agreements to consummate and make effective the Contribution and other transactions contemplated by this Agreement. Without limiting the foregoing, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such party may reasonably be requested to execute and deliver by the other party, (ii) to make, or cause to be made, all filings with, and to obtain, or cause to be obtained, all consents of any governmental authority or any other person under any permit, license, agreement, indenture or other instrument, (iii) to obtain, or cause to be obtained, any governmental approvals or other consents required to effect the transactions contemplated hereby, and (iv) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other party from time to time, in each case consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfers of the Ownership Interests contemplated by this Agreement.

4. Intended Characterization. The Parties, being aware that the Trustee and Noteholders have relied on the provisions of this Section 4 in extending financing, acknowledge and agree that:

(i) the Ownership Interests purported to be contributed hereunder shall, effective upon the Effective Date and immediately prior to the transactions contemplated by the Indenture, be deemed to no longer be the property, assets or rights of Parent;

(ii) Parent, its creditors or, in any insolvency proceeding with respect to Parent or Parent’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of Parent, all or any portion of the Ownership Interests purported to be transferred, in whole or in part, by Parent hereunder;

(iii) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to Parent or Parent’s property, the Ownership Interests purported to be subject to the Contribution hereunder shall not be deemed to be part of Parent’s property, assets, rights or estate;

(iv) the Contribution of the Ownership Interests hereunder is intended by the Parties to be a true contribution and absolute conveyance of such Ownership Interests from Parent to Issuer and not a financing transaction, and the Parties will treat the Contribution as such for all purposes, including, without limitation, accounting and bankruptcy purposes. Parent shall take all actions necessary to vest and maintain vested in Issuer, a valid and properly perfected title to, and sole record and beneficial ownership of, the Ownership Interests, free and clear of any Lien or other adverse claim created by or through Parent. Neither Party hereto shall take any action inconsistent with the characterization of the Contribution as a true contribution and absolute conveyance of the Ownership Interests by Parent to Issuer, as a separate legal entity, and not a financing transaction or transfer between divisions of a single legal entity. Parent shall not claim any ownership interest in all or any of the Ownership Interests on or after the Effective Date. Parent shall defend the rights of Issuer and its assignees in and to the Ownership Interests against any attempted rescission or cancellation of the Contribution thereof or the assertion of any Lien on or other adverse claim to the Ownership Interests by any predecessor to Parent or any creditor of or transferee from Parent or any predecessor to Parent, and neither the Parent nor the Issuer shall seek to rescind or cancel, in whole or in part, the Contribution of the Ownership Interests hereunder.

2

5. Representation and Warranties of Parent. The Parent represents and warrants to the Issuer as follows:

(a) Organization; Good Standing; Qualification. The Parent (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Parent has all requisite corporate power and corporate authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by the Parent of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Parent. No other corporate act or proceeding on the part of the Parent, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by the Parent of this Agreement. This Agreement constitutes a valid and binding obligation of the Parent, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. No consent, approval or authorization of, or designation or filing with, any governmental authority or other third party on the part of the Parent is required in connection with the valid execution and delivery of this Agreement.

(d) Ownership. The Parent owns the Ownership Interests set forth on Exhibit A, in each case free and clear of all Liens, pledges, mortgages, security interests, claims, charges, easements, limitations, restrictive licenses, commitments, restrictions (other than a restriction on transferability imposed by federal or state securities laws or the organizational documents of the Subsidiaries) or other encumbrance of any kind whatsoever (whether absolute or contingent), other than those that will be completely released and discharged as of the Effective Date.

(e) Capitalization. The Ownership Interests set forth on Exhibit A reflect 100 percent of all outstanding equity interests of each of the Subsidiaries as of the Effective Date. No Person other than Parent owns, beneficially or of record, any capital stock, limited liability company interest, partnership interest, joint venture interest or other equity interest in any of the Subsidiaries, or any option, warrant, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to acquire or purchase any equity interest in any of the Subsidiaries.

(f) Solvency. As of the Effective Date, and immediately after giving effect to the Contribution of the Ownership Interests, Parent is solvent and will not be made insolvent by the Contribution of such Ownership Interests. Parent is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Parent or any of its assets. Parent is not subject to any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law. The Contribution of the Ownership Interests by Parent to Issuer on the Effective Date has a legitimate business purpose and is being effected in the ordinary course of business and Parent is not transferring any Ownership Interests with any intent to hinder, delay or defraud any Person, including any creditors of Parent or Issuer.

3

(g) Marking of Records; No Action to Impair. The books and records of Parent, including, without limitation, all financial statements and other financial documentation prepared under GAAP and any tax filings, will clearly reflect: (i) that Issuer and each Subsidiary is a Person separate and distinct from Parent and not a division or subpart thereof; and (ii) on and after the Effective Date, the Ownership Interests are no longer owned by Parent; provided that Parent may consolidate Issuer, the Subsidiaries and/or their respective properties in its consolidated financial statements and consolidated tax returns as long as such Issuer and Subsidiaries are properly listed as being part of such consolidated reporting and Parent does not purport to hold the direct ownership of any assets or property of Issuer or the Subsidiaries. Parent shall not take any action, or omit to take any action, if the effect of such action or omission is to: (i) reduce or impair the rights of Issuer or any of its assigns in and to the Ownership Interests; or (ii) cause the consolidation of Parent with either Issuer or any of the Subsidiaries.

6. Representation and Warranties of Issuer. The Issuer represents and warrants to the Parent as follows:

(a) Organization; Good Standing; Qualification. The Issuer (i) is a limited liability company duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite limited liability company power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign limited liability company in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Issuer has all requisite limited liability company power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by the Issuer of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Issuer. No other limited liability company act or proceeding on the part of the Issuer, its manager or its member is necessary to authorize the execution, delivery or performance by the Issuer of this Agreement. This Agreement constitutes a valid and binding obligation of the Issuer, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. No consent, approval or authorization of, or designation or filing with, any governmental authority or other third party on the part of the Issuer is required in connection with the valid execution and delivery of this Agreement.

(d) No Other Assets. As of the Effective Date, immediately prior to the transactions contemplated by the Indenture, the Issuer will own no assets other than the Ownership Interests.

(e) Solvency. As of the Effective Date, and immediately after giving effect to the Contribution of the Ownership Interests, Issuer is solvent and will not be made insolvent by the Contribution of such Ownership Interests. Issuer is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Issuer or any of its assets. Issuer is not subject to any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law.

4

7. Indemnification. Each Party shall indemnify, defend and hold the other Party harmless from and against, and shall promptly pay to or reimburse each such indemnified party for, any and all losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) arising out of or relating to an inaccuracy or breach of any representation, warranty or covenant of the indemnifying Party contained in this Agreement; provided, that, except as otherwise expressly set forth herein, Parent shall have no obligation to indemnify Issuer or any other Person for any losses, claims, damages, liabilities, fees or expenses arising out of or relating to the bankruptcy, insolvency or financial condition of any of the Subsidiaries or any deterioration in the value of any of the Ownership Interests from and after the Effective Date.

8. Miscellaneous.

(a) Tax Treatment; Reasonably Equivalent Value; Bankruptcy Opinions. The Parties acknowledge and agree that (i) for U.S. federal income tax purposes (and, as applicable under corresponding provisions, for state and local income tax purposes), the Contribution of the Ownership Interests will be treated as a tax-deferred contribution under Section 721 of the Code, and agree to report and treat the transactions described in this Agreement consistently therewith; and (ii) the Contribution of the Ownership Interests hereunder has been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Bankruptcy Code) owed by the Issuer to the Parent. Each Party shall conduct its business or activities in all material respects in compliance with the assumptions contained in and material to the bankruptcy opinions of Foley & Lardner LLP dated on or about the date hereof and delivered in connection with the Indenture.

(b) Assignment. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Parties.

(c) Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties with regard to the subject matter hereof, and supersede any and all prior negotiations, correspondence, understandings, and agreements between the parties respecting the subject matter hereof. This Agreement may not be amended without the written consent of each of the Parties.

(d) Governing Law; Jurisdiction. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts of Delaware over any suit, action or proceeding arising out of or relating to this Agreement.

(e) Enforcement. If any portion of this Agreement shall be determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be valid and enforceable to the maximum extent possible.

(f) Transfer Costs. Parent shall pay any transfer taxes, recording and filing fees, and other charges with respect to the contribution of the Ownership Interests to Issuer.

(g) Headings. The headings appearing in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile or electronic mail transmission of a .pdf or similar file or (d) personal delivery with receipt acknowledged in writing, to the address set forth in the Indenture.

(i) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic PDF), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature page follows]

5

IN WITNESS WHEREOF, the parties have duly executed this Contribution Agreement as of the date first written above.

FAT BRANDS INC.

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

FAT BRANDS ROYALTY I, LLC

By:	FAT Brands Inc.
Its:	Manager

By:	/s/ Andrew A. Wiederhorn
Name:	Andrew A. Wiederhorn
Title:	Chief Executive Officer

6

EXHIBIT A

Ownership Interests

	Subsidiary	Shares of Stock	Membership Interests
1.	Fatburger North America, Inc., a Delaware corporation	1,000 shares of Common Stock	N/A
2.	Buffalo’s Franchise Concepts, Inc., a Delaware corporation	1,000 shares of Common Stock	N/A
3.	Ponderosa Franchising Company LLC, a Delaware limited liability company	N/A	100%
4.	Ponderosa International Development, Inc., a Delaware corporation	500 shares of Common Stock	N/A
5.	Puerto Rico Ponderosa, Inc., a Delaware corporation	1,000 shares of Common Stock	N/A
6.	Bonanza Restaurant Company LLC, a Delaware limited liability company	N/A	100%
7.	Hurricane AMT, LLC, a Delaware limited liability company	N/A	100%
8.	Yalla Mediterranean Franchising Company, LLC, a Delaware limited liability company	N/A	100%
9.	EB Franchises, LLC, a Delaware limited liability company	N/A	100%

7